Exhibit 5.1

One Logan Square

130 North 18th Street |Philadelphia, PA 19103-6998

blankrome.com

Phone:	215-569-5500
Fax:	215-569-5555

August 20, 2018

IntriCon Corporation

1260 Red Fox Road

Arden Hills, MN 55112

Ladies and Gentlemen:

We have acted as counsel to IntriCon Corporation, a Pennsylvania corporation (the “Company”), in connection with the public offering of shares of the Company’s common stock, par value $1.00 per share (the “Common Stock”). The Common Stock is being sold pursuant to the terms of the Underwriting Agreement, dated August 15, 2018 (the “Underwriting Agreement”), between the Company and Stifel, Nicolaus & Company, Incorporated as representative of the several underwriters named therein (the “Underwriters”). The Underwriting Agreement provides for the purchase by the Underwriters of: (a) 1,500,000 shares of Common Stock to be issued and sold by the Company (the “Firm Securities”) and (b) at the option of the Underwriters, up to 225,000 additional shares of Common Stock (the “Option Securities” and, collectively with the Firm Securities, the “Securities”). This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”).

In rendering this opinion, we have examined: (a) the Registration Statement on Form S-3 (File No. 333- 226334), as amended, filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act, relating, in part, to the registration of the Securities, as it became effective under the Securities Act on August 7, 2018 (such Registration Statement, including the documents filed as a part thereof or incorporated therein by reference, being hereinafter referred to as the “Registration Statement”), (b) the prospectus of the Company dated August 7, 2018 (the “Base Prospectus”), as supplemented by the prospectus supplement, dated August 15, 2018, relating to the Securities, as filed with the Commission in final form on August 16, 2018, pursuant to Rule 424(b)(5) under the Securities Act (such Base Prospectus and prospectus supplement, including the documents filed as a part thereof or incorporated therein by reference, being hereinafter referred to as the “Prospectus”), (c) the Prospectus in preliminary form as filed with the Commission on August 14, 2018 pursuant to Rule 424(b)(5) under the Securities Act, (d) the Underwriting Agreement, (e) the Company’s Amended and Restated Articles of Incorporation and Amended and Restated Bylaws, each as amended as of the date hereof; (f) resolutions adopted by the Board of Directors of the Company and (g) certificates of officers of the Company dated as of the date hereof.

IntriCon Corporation

August 20, 2018

In such examination, we have assumed, without inquiry, the legal capacity of all natural persons, the genuineness of all signatures on all documents examined by us, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies and the authenticity of the originals of such latter documents. We have not performed any independent investigation other than the document examination described. As to any facts material to our opinions, we have relied upon the aforesaid agreements, instruments, certificates, documents and records noted in (a) through (g) above (including the representations, warranties, covenants and agreements of the Company given in, pursuant to or in connection with the agreements, instruments, certificates, documents and records noted in (a) through (g) above). We have also assumed that the books and records of the Company are maintained in accordance with proper corporate procedures. In rendering this opinion we have assumed that 7,375,107 shares of the Company’s Common Stock are outstanding as of immediately prior to the issuance of the Securities. This opinion is limited to the laws of the Commonwealth of Pennsylvania.

Based upon and subject to the foregoing, we are of the opinion that the Securities, to be sold by the Company, when sold in the manner and for the consideration contemplated by the Registration Statement and the Prospectus, will be validly issued, fully paid and non-assessable.

This opinion is given as of the date hereof. We assume no obligation to update or supplement this opinion to reflect any facts or circumstances which may hereafter come to our attention or any changes in laws which may hereafter occur.

This opinion is strictly limited to the matters stated herein and no other or more extensive opinion is intended, implied or to be inferred beyond the matters expressly stated herein.

We hereby consent to the filing of this opinion with the Commission and the use of our name in the section entitled “Legal Matters” in the Prospectus. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the General Rules and Regulations thereunder.

Very truly yours,

/s/ Blank Rome LLP